As filed with the Securities and Exchange Commission on May 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ERASCA, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1217027
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3115 Merryfield Row, Suite 300

San Diego, CA 92121

(858) 465-6511

(Address of Principal Executive Offices)

ERASCA, INC. 2021 INCENTIVE AWARD PLAN

ERASCA, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plans)

Jonathan E. Lim, M.D.

Chairman and Chief Executive Officer

Erasca, Inc.

3115 Merryfield Row, Suite 300

San Diego, CA 92121

(858) 465-6511

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cheston J. Larson

Matthew T. Bush

Anthony A. Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement registers the offer and sale of an additional 25,000,000 shares of common stock of Erasca, Inc. (the “Registrant”) for issuance under the Erasca, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 5,000,000 shares of common stock of the Registrant for issuance under the Erasca, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) pursuant to their respective terms. In accordance with Instruction E to Form S-8, the contents of the previously filed Form S-8 Registration Statement No. 333-257988 relating to shares of common stock issuable pursuant to the 2021 Plan and the ESPP are hereby incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Erasca, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed by us with the SEC on March 27, 2024;

(b)	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed by us with the SEC on May 8, 2024;

(c)

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2024;

(d)	our Current Report on Form 8-K filed by us with the SEC on March 28, 2024; and

(e)

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 13, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed Herewith
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation, as amended	8-K	001-40602	3.1	7/20/2021

3.2	Amended and Restated Bylaws	8-K	001-40602	3.2	7/20/2021

4.1	Specimen stock certificate evidencing the shares of common stock	S-1	333-257436	4.1	6/25/2021

5.1	Opinion of Latham & Watkins LLP					X

10.1	Erasca, Inc. 2021 Incentive Award Plan and form of stock option grant notice and stock option agreement and form of restricted stock unit grant notice and restricted stock unit agreement thereunder	S-1/A	333-257436	10.2	7/12/2021

10.2	Erasca, Inc. 2021 Employee Stock Purchase Plan	S-1/A	333-257436	10.3	7/12/2021

23.1	Consent of KPMG LLP, independent registered public accounting firm					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (see signature page)					X

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 9, 2024.

ERASCA, INC.

By:	/s/ Jonathan E. Lim, M.D.
Jonathan E. Lim, M.D.
Chairman, Chief Executive Officer and Co-Founder

Each person whose signature appears below hereby constitutes and appoints Jonathan E. Lim and David M. Chacko, and each of them singly (with full power to each of them to act alone), his or her attorneys-in-fact, each with the full power of substitution, for him or her in any and all capacities, to sign this registration statement, and any amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jonathan E. Lim, M.D. Jonathan E. Lim, M.D.	Chairman, Chief Executive Officer and Co-Founder (principal executive officer)	May 9, 2024

/s/ David M. Chacko, M.D. David M. Chacko, M.D.	Chief Financial Officer and Chief Business Officer (principal financial and accounting officer)	May 9, 2024

/s/ James A. Bristol, Ph.D. James A. Bristol, Ph.D.	Director	May 9, 2024

/s/ Alexander W. Casdin Alexander W. Casdin	Director	May 9, 2024

/s/ Julie Hambleton, M.D. Julie Hambleton, M.D.	Director	May 9, 2024

/s/ Valerie Harding-Start, Ph.D. Valerie Harding-Start, Ph.D.	Director	May 9, 2024

/s/ Jean I. Liu, J.D. Jean I. Liu, J.D.	Director	May 9, 2024

/s/ Pratik S. Multani, M.D. Pratik S. Multani, M.D.	Director	May 9, 2024

/s/ Michael D. Varney, Ph.D. Michael D. Varney, Ph.D.	Director and Chair of Research and Development	May 9, 2024